EXHIBIT 99.1

For Immediate Release	Contact: Dan Kelly
February 9, 2004	(919) 774-6700

THE PANTRY ANNOUNCES ITS PLANS TO OFFER $225 MILLION OF

SENIOR SUBORDINATED NOTES IN A PRIVATE PLACEMENT.

Sanford, North Carolina, February 9, 2004—The Pantry, Inc. (NASDAQ: PTRY), the leading independently operated convenience store chain in the southeastern United States, today announced that it intends to offer $225 million principal amount of senior subordinated notes due 2014, subject to market and other conditions. The senior subordinated notes will be guaranteed by The Pantry’s subsidiaries.

The Pantry intends to use the net proceeds from the offering to redeem all of its outstanding 10 ¼% senior subordinated notes due 2007 and to repay a portion of the borrowing under its senior credit facility. The senior subordinated notes will only be sold in a Rule 144A private offering to qualified institutional buyers and in a Regulation S offering to certain non-U.S. persons in transactions outside the United States. The senior subordinated notes will not be registered under the Securities Act, and may not be offered or sold in the United States except pursuant to an effective registration statement under the Securities Act or in accordance with an applicable exemption from registration requirements of the Securities Act and any applicable state laws. This issuance of the notes will be structured to allow secondary market trading under Rule 144A under the Securities Act.

THIS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

About The Pantry

Headquartered in Sanford, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and the third largest independently operated convenience store chain in the country, with net sales for fiscal year 2003 of approximately $2.8 billion. As of February 6, 2004, the Company operated 1,382 stores in ten states under a number of banners including The Pantry®, Kangaroo Express®, Golden Gallon®, and Lil’ Champ Food Store®. The Pantry’s stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). These

forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation: the success of the Company’s recent operational initiatives; fluctuations in domestic and global petroleum and gasoline markets; wholesale cost increases of tobacco; changes in the competitive landscape of the convenience store industry, including gasoline stations and other non-traditional retailers located in the Company’s markets; the effect of national and regional economic conditions on the convenience store industry and the markets we serve; the ability of the Company to take advantage of expected synergies in connection with its recent Golden Gallon® acquisition; the actual operating results of Golden Gallon®; capital markets and the Company’s access to capital; increases in interest rates; financial leverage and debt covenants; the effect of regional weather conditions on customer traffic; financial difficulties of suppliers, including our principal suppliers of gas and merchandise; environmental risks associated with selling petroleum products; governmental regulations, including those regulating the environment; and acts of war or terrorist activity. These and other risk factors are discussed in the Company’s annual report on Form 10-K, as amended, and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release are based on the Company’s estimates and plans as of February 6, 2004. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.